UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 19, 2026
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, P.O. Box 240 Gallipolis, Ohio	45631 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, without par value	OVBC	The NASDAQ Stock Market LLC

Item 7.01	Regulation FD Disclosure.

The Board of Directors of Ohio Valley Banc Corp. (“OVBC”) has extended the expiration date of its existing share repurchase program to August 31, 2027.  The repurchase program was originally approved by the Board in 2021 and was set to expire on August 31, 2026.  The share repurchase program authorizes the repurchase of up to $5,000,000 in shares of the Company’s outstanding common stock. As of August 18, 2026, the Company had repurchased approximately $2,967,000 in common stock.  Other than the extension of the program for an additional year, no changes were made to the stock buyback program. The program may be terminated or amended by the Board at any time prior to the expiration date.

A copy of a press release issued to announce the extension of the repurchase program is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued on August 19, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date: August 19, 2026	By:	/s/Larry E. Miller, II
Larry E. Miller, II Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued on August 19, 2026.